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                               EXHIBIT 11.1

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                        MILLER EXPLORATION COMPANY
                 COMPUTATION OF EARNINGS PER COMMON SHARE
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                                                    THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JUNE 30, 1998                 JUNE 30, 1998
                                                   ---------------------         ---------------------
                                                   (In thousands, except         (In thousands, except
                                                      per share data)                per share data)
BASIC EARNINGS (LOSS) PER
   SHARE
Net income (loss)                                          $   601                       $(4,979)
Shares
   Weighted average shares outstanding                      12,493                         9,791
                                                           -------                       -------
Basic earnings (loss) per share                            $   .05                       $ (.51)
                                                           =======                       =======

DILUTED EARNINGS (LOSS) PER
   SHARE
Net income (loss)                                          $   601                       $(4,979)
Shares
   Weighted average shares outstanding                      12,676                         9,791
                                                           -------                       -------
Diluted earnings (loss) per share                          $   .05                       $ (.51)
                                                           =======                       =======
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